As filed with the Securities and Exchange Commission on March 12, 2024
Registration No. 333-252321
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
ON FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIE
MODIV INDUSTRIAL, INC.
(Exact Name of Registrant as Specified in Governing Instruments)
200 S. Virginia Street, Suite 800
Reno, Nevada 89501
(888) 686-6348
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Aaron S. Halfacre
President and Chief Executive Officer
Modiv Industrial, Inc.
200 S. Virginia Street, Suite 800
Reno, Nevada 89501
(888) 686-6348
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
David Bonser
Andrew S. Zahn
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This post-effective amendment No. 2 on Form S-11 constitutes a post-effective amendment to our registration statement originally filed on Form S-3 (Registration No. 333-252321). The Form S-3 was effective immediately upon filing on January 22, 2021. This post-effective amendment No. 2 on Form S-11 is being filed for the purpose of converting the registration statement on Form S-3 into a registration statement on Form S-11 because, upon filing our Annual Report on Form 10-K for the year ending December 31, 2023, we were no longer eligible to use Form S-3. This post-effective amendment No. 2 on Form S-11 includes an aggregate of 4,000,000 shares of common stock to be issued pursuant to our Distribution Reinvestment Plan, and 384,115 of those shares of common stock have already been issued. No additional securities are being registered on this Post-Effective Amendment. All applicable registration fees were paid in connection with the initial filing of the Form S-3.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted
SUBJECT TO COMPLETION, DATED March 12, 2024
PRELIMINARY PROSPECTUS

Modiv Industrial, Inc.

Distribution Reinvestment Plan
4,000,000 Shares of Class C Common Stock
Modiv Industrial, Inc. (“Modiv”) is an internally-managed Maryland corporation with publicly-traded shares of Class C Common Stock and Series A Preferred Stock (defined below) which has operated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the year ended December 31, 2016. We acquire, own and manage a portfolio of single-tenant net-lease properties throughout the United States, with a focus on acquiring critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation's supply chains. We also own a few non-core, legacy retail and office real estate properties, and are gradually reducing our non-core exposure, subject to market conditions, as we further our focus as a pure-play industrial manufacturing REIT. Modiv seeks to provide investors access to MOnthly DIVidends through a durable portfolio of real estate investments designed to generate both current income and long-term growth. We changed our name from Modiv Inc. to Modiv Industrial, Inc., effective August 11, 2023, upon achieving a super-majority of industrial properties in our portfolio.
We have established a Second Amended and Restated Distribution Reinvestment Plan (DRIP) for our Class C common stock designed to provide existing holders of shares of our Class C common stock with a method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of Class C common stock through the DRIP. Some of the significant features of the DRIP are as follows:
•	Our current stockholders may purchase additional shares, if desired, by automatically reinvesting their cash distributions in shares under the DRIP.
•
The purchase price for shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price (as defined below) of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the “average price per share” (as described below) actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.

•
Record owners may join the DRIP by completing and signing an enrollment form and returning it to the administrator, or by following the enrollment procedures specified on the administrator’s website at www.computershare.com/investor. Enrollment forms may be obtained at any time by written request, by contacting the administrator at the address and telephone number provided herein, or via the internet at the administrator’s website at www.computershare.com/investor. If you are already enrolled in the DRIP, no action is required.

•	Participants may terminate participation in the DRIP at any time without penalty by notifying our appointed third-party DRIP administrator.
•
We will offer shares pursuant to the DRIP until we sell all $100,000,000 of shares of our common stock in this offering, the proposed maximum aggregate offering price of this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason by providing ten days’ notice to participants in the plan.

•	Cash distributions are still taxable even though they will be reinvested in shares pursuant to the DRIP.
•
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP.
Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “MDV.” On March 11, 2024, the last sale price of our common stock as reported on the NYSE was $14.55 per share.

The Offering:
	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Class C Common Stock, $0.001 par value per share	4,000,000	$(1)	$100,000,000
1)
The purchase price for shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission (SEC) nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted. Modiv Industrial, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.
The date of this prospectus is March 12, 2024

i

PROSPECTUS SUMMARY
Modiv Industrial, Inc.
Modiv Industrial, Inc. is a Maryland corporation, incorporated on May 15, 2015, that elected to be treated as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2016, and intends to continue to qualify to be taxed as a REIT. Our charter and bylaws became operative on May 15, 2015, and do not expire. Our primary investment objectives are:
•	to provide attractive growth and sustainable cash distributions;
•	to realize appreciation from proactive investment selection and management;
•	to provide future opportunities for growth and value creation; and
•	to provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to industrial manufacturing real estate.
Our principal executive offices are located at 200 S. Virginia Street, Reno, Nevada, 89501. Our telephone number and website address are (888) 686-6348 and http://www.modiv.com, respectively. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.
We acquire, own and actively manage a portfolio of single-tenant net-lease properties throughout the United States, with a focus on acquiring critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation's supply chains. We also own a few non-core, legacy retail and office real estate properties, and are gradually reducing our non-core exposure, subject to market conditions, as we further our focus as a pure-play industrial manufacturing REIT. Modiv seeks to provide investors access to MOnthly DIVidends through a durable portfolio of real estate investments designed to generate both current income and long-term growth. We changed our name from Modiv Inc. to Modiv Industrial, Inc., effective August 11, 2023, upon achieving a super-majority of industrial properties in our portfolio.
We own and will make acquisitions of our real estate investments through special purpose limited liability companies which are wholly-owned subsidiaries of our Operating Partnership or indirectly through limited liability companies or limited partnerships, including through other REITs, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties through special purpose limited liability companies which are wholly-owned subsidiaries of our Operating Partnership. We are structured as an umbrella partnership REIT under which substantially all of our business is conducted and of which we are the sole general partner and own approximately 81% of the interests as of February 29, 2024. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.
On January 22, 2021, we filed a registration statement on Form S-3, (File No. 333-252321) to register a maximum of $100,000,000 of additional shares of Class C common stock to be issued pursuant to the amended and restated DRIP. On February 15, 2022, we filed Amendment No. 1 to the registration statement to change the purchase price at which the Class C Common Stock is issued to stockholders who elect to participate in the DRIP due to our Class C Common Stock being listed on the NYSE.
As of December 31, 2023, we owned 44 properties, including one tenant-in-common real estate investment (an approximate 72.7% interest in a 91,740 square foot industrial property located in Santa Clara, California) (the “TIC Interest”).
Our Management
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have a board of directors comprised of six members, a majority of whom are independent directors.
Our REIT Status
As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income

(computed without regard to the dividends paid deduction and excluding net capital gains). If we fail to maintain our qualification as a REIT in any year, we will be subject to tax on our taxable income at regular corporate rates. In addition, we will not be able to deduct distributions paid to our stockholders in any year in which we fail to maintain our qualification as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost, unless we are entitled to relief under specific statutory provisions. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Terms of the Offering
Pursuant to this prospectus, we are offering up to $100,000,000 in shares of our Class C common stock to our existing stockholders pursuant to the DRIP. The per share purchase price for Class C shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.
Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRIP purchase price for new shares of Class C common stock issued directly by us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of our Class C common stock on the NYSE during the five (5) days on which the NYSE is open and for which trades in our Class C common stock are reported immediately preceding the date shares are issued pursuant to the DRIP, or, if no trading occurs in our Class C common stock on one or more of such days, for the five (5) days immediately preceding such DRIP issuance date for which trades are reported. In the event there is no trading in the Class C common stock, or if for any reason we or any third-party administrator have difficulty in determining the price of shares to be issued under the DRIP, then we, in consultation with any third-party administrator, will use such other public report or sources as we deem appropriate to determine the market price.
For purposes of the calculation of the DRIP purchase price for Class C common stock purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Class C common stock purchased with all DRIP participants’ reinvested distributions.
Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where our Class C common stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. We do not, and DRIP participants will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion.
You will pay a $0.05 per share processing fee for each share of Class C common stock purchased through the DRIP. We will pay all other costs of administration of the DRIP. However, if you request that the administrator sell all or any portion of your shares, you will incur fees as described under “Summary of Our Distribution Reinvestment Plan - Selling Shares Acquired Under the DRIP” below.
We will offer shares under the DRIP pursuant to this prospectus until we sell all $100,000,000 of shares of Class C common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason by providing ten days’ notice to participants in the plan.

Distribution Reinvestment Plan
This prospectus describes the DRIP, which is designed to offer our existing stockholders a method for purchasing additional shares of our Class C common stock by reinvesting cash distributions. Regardless of your participation in our DRIP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRIP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may amend, suspend or terminate the DRIP in our discretion at any time upon ten days’ notice to plan participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants.
We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion. Certain of the administrative support to the Administrator may be performed by its designated affiliates.
Use of Proceeds
The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, and the repayment of debt.
Incorporation by Reference
This prospectus incorporates by reference several documents previously filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.
Risks Related to the DRIP
You will not know the price of the Class C common stock you are purchasing under the DRIP at the time you elect to have your distributions reinvested, and you may not be able to direct the time or price at which the Class C common stock you hold in your DRIP account is sold.
The price of our Class C common stock may fluctuate between the time you decide to purchase Class C common stock under the DRIP and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.
We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP. If you instruct the administrator to sell shares of Class C common stock that you hold in your DRIP account, you will not be able to direct the time or price at which such shares of Class C common stock are sold. The price of our Class C common stock may decline between the time you decide to sell shares of Class C common stock and the time of actual sale.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K filed with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.
Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN
Purpose of the DRIP
The DRIP is designed generally to offer our existing stockholders a method of purchasing additional shares of our Class C common stock by reinvesting cash distributions. We will use the proceeds received from sales of the shares for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, and the repayment of debt. See Appendix A to this prospectus for the full text of the DRIP.
How to Enroll in the DRIP
You can participate in the DRIP if you currently own shares of our Class C common stock. Participation in the DRIP will commence with the next distribution payable after receipt of your election to participate. If you are already enrolled in the DRIP, no action is required.
You will remain a participant of the DRIP until you deliver to our administrator notification of your desire to terminate your participation (described more fully below under the heading “Terminating Your Participation in the DRIP”).
Record Owners. Record owners may join the DRIP by completing and signing an enrollment form and returning it to the administrator, or by following the enrollment procedures specified on the administrator’s website at www.computershare.com/investor. Enrollment forms may be obtained at any time by written request, by contacting the administrator at the address and telephone number below, or via the internet at the administrator’s website at www.computershare.com/investor.
Beneficial Owners. A beneficial owner may request that the number of shares the beneficial owner wishes to be enrolled in the DRIP be registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the DRIP. Alternatively, beneficial owners who wish to join the DRIP may instruct their broker, bank or other nominee to arrange participation in the DRIP on the beneficial owner’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the administrator with the information necessary to allow the beneficial owner to participate in the DRIP.
To facilitate participation by beneficial owners, we have made arrangements with the administrator to reinvest distributions by record holders such as brokers, banks and other nominees, on behalf of beneficial owners.
Alternatively, a beneficial owner may simply request that the number of shares the beneficial owner wishes to be enrolled in the DRIP be re-registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the DRIP.
Non-Stockholders. A non-stockholder must first become a record owner before becoming eligible to participate in the DRIP.
You should send all correspondence, participation and transaction requests to the DRIP administrator at:
Computershare Trust Company, N.A.
P.O. Box 43007
Providence, RI 02940-3007
Please mention Modiv Industrial, Inc. and this DRIP in all correspondence. In addition, you may call the administrator at 1-866-557-4239 or contact the administrator via the internet at www.computershare.com/investor.
Reinvestment of Your Distributions
If you choose to participate in the DRIP, we will apply all cash distributions on the shares registered in your name to purchase additional shares for you directly from us. Participants in the DRIP will have all of the cash distributions paid in connection with their shares reinvested in shares through the DRIP.
The distributions paid on shares acquired through the DRIP will continue to be reinvested unless you elect to have them paid in cash by terminating your participation in the DRIP.

Source and Purchase Price of the Shares
The per share purchase price for shares of Class C common stock under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.
Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRIP purchase price for new shares of Class C common stock issued directly by us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of our Class C common stock on the NYSE during the five (5) days on which the NYSE is open and for which trades in our Class C common stock are reported immediately preceding the date shares are issued pursuant to the DRIP, or, if no trading occurs in our Class C common stock on one or more of such days, for the five (5) days immediately preceding such DRIP issuance date for which trades are reported. In the event there is no trading in the Class C common stock, or if for any reason we or any third-party administrator have difficulty in determining the price of shares to be issued under the DRIP, then we, in consultation with any third-party administrator, will use such other public report or sources as we deem appropriate to determine the market price.
For purposes of the calculation of the DRIP purchase price for Class C common stock purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Class C common stock purchased with all DRIP participants’ reinvested distributions.
Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where our Class C common stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. We do not, and DRIP participants will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion.
When Shares Will Be Purchased
Shares will be purchased for you under the DRIP promptly following the payment date with respect to such distributions on Class C shares to the extent shares are available for purchase under the DRIP. If sufficient shares are not available, any distribution funds that have not been invested in shares within 30 days after receipt and, in any event, by the end of the fiscal quarter in which they are received, will be distributed, along with any interest earned on such funds, to the respective DRIP participant. We intend to pay distributions monthly.
Cost of Participating in the Program
You will pay a $0.05 per share processing fee for each share of Class C common stock purchased through the DRIP. We will pay all other costs of administration of the DRIP. However, if you request that the administrator sell all or any portion of your shares, you will incur fees as described under “Selling Shares Acquired Under the DRIP” below.

Tracking Your Investment
You will receive a statement of your account following each purchase of additional shares. This detailed statement will provide you with the following information with respect to your DRIP account:
•	price paid per share of Class C common stock;
•	total number of shares of Class C common stock purchased, including fractional shares;
•	date of stock purchases; and
•	total number of shares of Class C common stock in your DRIP account.
You should retain these statements to determine the tax cost basis of the Class C common stock purchased for your account under the DRIP. In addition, you will receive copies of other communications sent to our stockholders, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders and the U.S. Internal Revenue Service information for reporting distributions paid.
You can also view your account history and balance online by accessing the administrator’s website at www.computershare.com/investor.
Book-Entry Evidence for Shares Acquired Under the DRIP
All shares that you purchase through the DRIP are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. You can view your account history and balance online by accessing the administrator’s website at www.computershare.com/investor.
Selling Shares Acquired Under the DRIP
You may contact the administrator to sell all or any part of the Class C common stock held in your DRIP account. After receipt of your request, the administrator will sell the Class C common stock through a designated broker or dealer. You have options pursuant to which you may sell your Class C common stock, which are described below.
Batch Order. A batch order is an accumulation of all sale requests by any DRIP participant for shares submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the administrator will be processed and sold in the open market no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable U.S. federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order sale by calling the administrator directly at 1-866-557-4239 or by writing to the administrator at Computershare, P.O. Box 43007, Providence, Rhode Island 02940-3007. All sale requests received in writing will be submitted as batch order sales. To maximize cost savings for batch order sale requests, the administrator will seek to sell Class C common stock in round lot transactions. For this purpose the administrator may combine each selling DRIP participant’s shares with those of other selling DRIP participants. In every case of a batch order sale, the price to each selling DRIP participant will be the weighted-average sale price obtained for each aggregate order placed by the administrator, less a service fee of $25.00 and a processing fee of $0.12 per share sold.
Market Order. A market order is a request to sell shares promptly at the then-current market price. You may request a market order sale only online at www.computershare.com/investor or by calling the administrator directly at 1-866-557-4239. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the broker, less a service fee of $25.00 and a processing fee of $0.12 per share sold. The administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares of Class C common stock being sold and the current trading volume in the Class C common stock, a market order may only be partially filled or not filled at all on the trading day on which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the administrator directly at 1-866-557-4239. If your market order sale was not filled and you still want the shares of Class C common stock held in your DRIP account to be sold, you will need to re-enter the sale request.
Day Limit Order. A day limit order is an order to sell your Class C common stock when and if it reaches a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed during aftermarket hours, the next trading day the market is open). Depending on the number of shares being sold and the current trading volume in the Class C common stock, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the administrator in its sole discretion or, if the order has not yet been filled, at your request made online at www.computershare.com/investor or by calling the administrator directly at 1-866-557-4239. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each day limit order sale.
Good-Til-Cancelled Limit Order. A Good-Til-Cancelled (GTC) limit order is an order to sell Class C common stock when and if the Class C common stock reaches a specific trading price at any time while the order remains open (generally up to thirty (30) days). Depending on the number of shares being sold and the current trading volume in the Class C common stock, sales may be executed in multiple transactions and over more than one day. If shares trade on more than one day, a separate service fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the administrator in its sole discretion or, if the broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the administrator directly at 1-866-557-4239. There is a service fee of $25.00 and a processing fee of $0.12 per share sold for each GTC limit order sale.
All sale requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions the administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within twenty-four (24) hours after your sale transaction has settled.
If the administrator sells all the Class C common stock held in your DRIP account, the administrator will automatically terminate your account. In this case, you will have to complete and file a new enrollment form to rejoin the DRIP.
Terminating Your Participation in the DRIP
You may terminate your participation in the DRIP at any time by notifying the administrator in writing at its mailing address by utilizing the stub attached to your statement, by phone or via the DRIP administrator’s website at www.computershare.com/investor. We may amend or terminate the DRIP for any reason upon ten days’ notice to the participant. After suspension or termination of your participation in the DRIP, you will receive a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRIP will be sent directly to you.
Tax Consequences of Your Participation in the DRIP
The following discussion summarizes the principal federal income tax consequences, under current law, of participation in our DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as insurance companies, financial institutions, broker-dealers and non-U.S. persons). No Internal Revenue Service ruling has been issued or requested regarding our DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in our DRIP and the disposition of any shares purchased pursuant to our DRIP.
Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in our DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash, but rather to have their distributions reinvested pursuant to our DRIP. Specifically, DRIP participants will be treated as if they received the distribution and then applied such distribution to purchase shares in our DRIP. To the extent that a stockholder purchases shares through our DRIP at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A participant will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a “qualified dividend.” In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your Class C common stock, and any distribution in excess of such basis will be taxable as a gain realized from the sale of your Class C common stock. Any income with respect to the DRIP will be included in a participant’s net investment income for purposes of the 3.8% Medicare tax.
Withholding. In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.
Tax-Exempt Stockholders. Tax-exempt stockholders, including individual retirement accounts, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRIP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.
Amendment, Suspension or Termination of the DRIP
We reserve the right to amend any aspect of the DRIP, suspend the DRIP or terminate the DRIP at our sole discretion and without the consent of stockholders, upon 10 days’ notice to plan participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate email to the participants. We also reserve the right to suspend or terminate a participant’s individual participation in the DRIP.
After suspension or termination of the DRIP or termination of your participation in the DRIP, you will receive a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the suspension or termination of the DRIP will be sent directly to you.
Voting Rights of Shares Acquired Under the DRIP
Shares in your DRIP account will be voted as you direct. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRIP account. You may also vote your shares, including those credited to your DRIP account, in person at any annual or special meeting of stockholders.
Our Liability Under the DRIP
Neither our company nor any third-party administrator of the DRIP has any responsibility or liability for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death prior to receipt of notice in writing of such death and as to the value of the shares or any change in the value of the shares acquired for each participant’s account. In addition, we will generally indemnify and hold harmless a director or an officer against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.
The general effect to stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT EARN A PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DRIP.
Governing Law
The DRIP and the DRIP’s participants’ election to participate in the DRIP will be governed by the laws of the State of Maryland.
Contact for Documents Regarding the DRIP
All requests for forms regarding the DRIP and all correspondence and transaction requests to the Administrator at:
Computershare Trust Company, N.A.
P.O. Box 43007
Providence, RI 02940-3007
1-866-557-4239
www.computershare.com/investor

PLAN OF DISTRIBUTION
We are offering a maximum of $100,000,000 of shares of Class C common stock to our current Class C stockholders through the DRIP. The per share purchase price for shares under the DRIP depends on whether we issue new shares to DRIP participants or we or any third-party administrator obtains shares to be issued to DRIP participants by purchasing them in the open market. The purchase price for shares issued directly by us will be 97% (or such other discount as may then be in effect) of the Market Price of our Class C common stock. This discount is subject to change from time to time, in our sole discretion, but will be between 0% to 5% of the Market Price. We will advise DRIP participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Class C common stock that we or any third-party administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the average price per share actually paid for such shares, excluding any processing fees. We are not required to provide any notice to DRIP participants as to the source of the Class C common stock to be issued under the DRIP.
Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRIP purchase price for new shares of Class C common stock issued directly by us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of our Class C common stock on the NYSE during the five (5) days on which the NYSE is open and for which trades in our Class C common stock are reported immediately preceding the date shares are issued pursuant to the DRIP, or, if no trading occurs in our Class C common stock on one or more of such days, for the five (5) days immediately preceding such DRIP issuance date for which trades are reported. In the event there is no trading in the Class C common stock, or if for any reason we or any third-party administrator have difficulty in determining the price of shares to be issued under the DRIP, then we, in consultation with any third-party administrator, will use such other public report or sources as we deem appropriate to determine the market price.
For purposes of the calculation of the DRIP purchase price for Class C common stock purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Class C common stock purchased with all DRIP participants’ reinvested distributions.
Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where our Class C common stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. We do not, and DRIP participants will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. We have appointed Computershare Trust Company, N.A. to serve as the administrator of the DRIP, although we may utilize a different third-party administrator at our discretion. We have no basis for estimating the number of shares that will be sold.
The shares of our Class C common stock may be resold in market transactions on any national securities exchange on which our shares of Class C common stock trade or in privately negotiated transactions. Our Class C common stock currently is listed on the New York Stock Exchange. In connection with the administration of the DRIP, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of participants or other investors who may be engaged in the securities business.
Persons who acquire shares of our Class C common stock through the DRIP and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Class C common stock so purchased.

Restrictions Imposed by the USA PATRIOT Act and Related Acts
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:
•
in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

•
on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

USE OF PROCEEDS
We will receive proceeds from the sale of new shares of Class C common stock that we issue to DRIP participants. We will not receive proceeds from the sale of Class C common stock that the administrator purchases in the open market or in privately negotiated transactions.
The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate, capital expenditures, tenant improvement costs and leasing costs related to our real estate properties, reserves required by financings of our real estate investments, and the repayment of debt. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.
We will pay actual expenses incurred in connection with the registration and offering of the DRIP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, transfer agent fees and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $105,910 (or approximately 0.1% of the maximum DRIP proceeds).

INVESTMENT OBJECTIVES AND CRITERIA AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
Overview
Absent any change in our investment strategy, we intend to make future investments primarily in income-generating industrial manufacturing real estate throughout the United States and, to a lesser extent real estate-related investments, which may include real estate securities, through wholly-owned or majority-controlled subsidiaries. Such investments could arise from single asset transactions and/or portfolio mergers and acquisitions. We also own a few non-core, legacy retail and office real estate properties, and are continuing to reduce our non-core exposure, subject to market conditions, with the goal of becoming a pure-play industrial manufacturing REIT.
With respect to our real estate investments, we plan to continue to diversify our portfolio by investing in a variety of industrial manufacturing properties with the goal of holding and growing a portfolio of income-producing real estate investments that provide attractive and stable returns to our stockholders as well as potential capital appreciation in the value of our investments. Given our history of consolidating non-traded REITs and the mergers and acquisitions experience of our management team, we will consider acquisitions of, or majority investments in, listed and non-listed real estate companies or portfolios as an ancillary investment strategy.
Our investment objectives and policies may be amended or changed at any time by our board of directors without a vote of stockholders. Although we have no plans at this time to change any of our investment objectives described herein, our board of directors may change any and all such investment objectives, including our focus on the properties and investments described above, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a filing under the Exchange Act, as appropriate. We cannot assure you that our policies or investment objectives will be attained or that the value of our Class C Common Stock will not decrease.
Our management makes decision for our future investments in real estate, including arranging for purchases, sales, leases, maintenance and insurance and the purchase, sale and servicing of our mortgages. We do not offer investment advisory services.
Primary Investment Objectives
Our primary investment objectives are:
•	to provide attractive growth in AFFO and sustainable cash distributions;
•	to realize appreciation from proactive investment selection and management;
•	to provide future opportunities for growth and value creation; and
•	to provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to industrial manufacturing real estate.
Purchases of properties in the near-term will be funded primarily with proceeds from dispositions of remaining non-core properties and cash on hand. In the future, we expect to sell additional shares of our Class C Common Stock, subject to market conditions and a recovery in the trading price of our Class C Common Stock and ATM issuance. We are targeting leverage, over the long-term once we achieve scale, of 40% or lower of the aggregate fair value of our real estate properties plus our cash and cash equivalents; however, we increased our borrowing during 2023 in order to execute attractive acquisition opportunities resulting in leverage of 48% as of December 31, 2023. We have $150 million of borrowing capacity under our Credit Facility (defined below) which we may utilize in the near or mid-term if we identify attractive investment opportunities in advance of completing dispositions or raising additional equity, which could result in temporary increases in leverage. We expect the trend of onshoring manufacturing to accelerate and plan to focus future acquisitions on industrial manufacturing properties while selling our remaining non-core properties over the medium term, subject to market conditions and the availability of prices that we consider attractive. We can provide no assurance that we will achieve our investment objectives. See the Part I, Item 1A. Risk Factors section of our Annual Report on Form 10-K.

Investment Strategy
Commercial Real Estate
In pursuit of our primary investment objectives, we seek to acquire a portfolio of income-generating commercial real estate investments in industrial manufacturing properties throughout the United States. While we are primarily focused on acquiring industrial manufacturing properties, we may also acquire other assets, including, without limitation, other industrial properties. We intend to acquire assets consistent with our acquisition philosophy by focusing primarily on properties leased to tenants at the time we acquire them, with strong financial statements and typically subject to long-term leases with defined rental rate increases.
We may also acquire assets with short-term leases or that require some amount of capital investment in order to be renovated or repositioned. We generally will limit investment in new developments on a standalone basis, but may consider development that is ancillary to an overall investment. Given our current focus on industrial manufacturing, we do not designate specific geography or industry allocations for the portfolio; rather, we intend to invest in industrial manufacturing properties where we see the best opportunities that support our investment objectives.
We cannot assure our stockholders that any of the properties we acquire will result in the benefits discussed above. See Risk Factors.
General Acquisition and Investment Policies
We seek to make investments that satisfy the primary investment objective of providing sustainable cash distributions to our preferred and common stockholders. In addition, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential both for appreciation in value and for providing sustainable cash distributions to our preferred and common stockholders.
Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego an investment opportunity because it does not precisely fit our expected portfolio composition. We do not have a policy limiting the amount or percentage of assets that will be invested in any specific property. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, our portfolio composition may vary from what we initially expect. We will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.
Our management team has substantial discretion with respect to the selection of specific properties. In selecting a potential property for acquisition, we consider a number of factors, including, but not limited to, the following:
•	significance of the property to the tenant’s operations and profitability;
•	lease terms, including length of lease term, scope of landlord responsibilities, if any, and frequency of contractual rental increases;
•	proposed purchase price, terms and conditions;
•	historical financial performance of the tenant;
•	tenant’s leverage and creditworthiness;
•	a property’s physical location and access;
•	construction quality and condition;
•	potential for capital appreciation;
•	demographics of the area, economic conditions, access to labor and local market conditions;
•	potential capital reserves required to maintain the property;
•	potential for the construction of new properties in the area;

•	evaluation of title and ability to obtain satisfactory title insurance;
•	evaluation of any reasonable ascertainable risks such as environmental contamination; and
•	replacement use of the property in the event of loss of existing tenant (limited special use properties).
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and characteristics of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition.
Creditworthiness of Tenants
In the course of making a real estate investment decision, we assess the creditworthiness of the tenant that leases the property we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default, but tenant creditworthiness analysis is just one element of due diligence which we perform when considering a property purchase, and the weight we ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.
All of our leases entered into over the last two years require tenants to provide us with financial reports on a regular basis and we analyze tenant creditworthiness on an ongoing basis, post-acquisition including review of tenant payment histories. However, several of our older legacy leases limit our ability as landlord to demand non-public tenant financial information on a recurring basis. It is our policy and practice, however, to monitor public announcements regarding our tenants.
Some of our existing tenants are public companies and properties we intend to acquire may be leased to public companies or their subsidiaries. Many public companies have their creditworthiness analyzed by bond rating firms such as Standard & Poor’s and Moody’s. These firms issue credit rating reports which segregate public companies into what are commonly called “investment grade” companies and “non-investment grade” companies. Our current portfolio of properties contains a mix of properties that are leased to investment grade public companies, non-investment grade public companies, and non-public companies (or individuals).
The creditworthiness of investment grade public companies is generally regarded as very high. As to prospective property acquisitions leased to other than investment grade tenants, we intend to analyze publicly available information and/or information regarding tenant creditworthiness provided by the sellers of such properties and then make a determination in each instance as to whether we believe the subject tenant has the financial fortitude to honor its lease obligations.
Description of Leases
We expect to invest in industrial manufacturing real estate investments, which are primarily single-tenant properties, with new leases negotiated in connection with sale and leaseback transactions or existing net leases. Under most commercial leases, tenants are obligated to pay a predetermined base rent. All of our leases also contain provisions that increase the amount of base rent payable annually during the lease term. We anticipate that most of our acquisitions will have lease terms of 15+ years at the time of the property acquisition and we may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes.
There are various forms of net leases, typically classified as triple-net or double-net. Triple-net leases typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. Double-net leases typically require the landlord to be responsible for structural and capital elements of the leased property. Modified gross leases require the landlord to be responsible for most operating expenses of the property. All of our leases entered into over the last two years are triple-net leases. Some of our older legacy leases are double-net leases and we have only one modified gross lease which is with the State of California’s Office of Emergency Services.
We expect to have adequate insurance coverage for all properties in which we invest. Generally, the net leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. In such instances, the policy will list us an additional insured. However, lease terms may provide that tenants are not required to, and we may decide not to, obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. We may elect to obtain, to the extent commercially available, contingent liability and property insurance, flood insurance, environmental contamination insurance, as well as loss of rent insurance that covers one or more years of annual rent in the event of a rental loss. However, the coverage and amounts of our insurance policies may not be sufficient to cover our entire risk. See Part I, Item 1A. Risk Factors – General Risks Related to Investments in Real Estate in our Annual Report on Form 10-K for the year ended December 31, 2023. Tenants are required to provide proof of insurance by furnishing a certificate of insurance to us on an annual basis. We track and review the insurance certificates for compliance.
Our Borrowing Strategy and Policies
We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may borrow on our existing or a new credit facility or separate loans for each acquisition, or we may assume existing indebtedness. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness or to provide working capital.
Our primary borrowing mechanism is a $400,000,000 credit agreement (“Credit Agreement”) which provides a $150,000,000 revolving line of credit due in January 2026, which may be extended by up to 12 months subject to certain conditions (the “Revolver”), and a $250,000,000 term loan due in January 2027 (the “Term Loan” and together with the Revolver, the “Credit Facility”). The Revolver, which has a zero balance as of December 31, 2023, and as of the date of this report and the Term Loan, which is fully drawn, are available for general corporate purposes, including, but not limited to, acquisitions, repayment of existing indebtedness and capital expenditures. The Credit Facility includes customary representations, warranties and covenants as described in our Annual Report on Form 10-K for the year ended December 31, 2023.
While our Credit Facility allows for borrowings of up to 60% of our borrowing base, we are targeting leverage of 40% or lower over the long-term once we achieve scale; however, we increased our borrowing during 2023 in order to execute attractive acquisition opportunities resulting in leverage of 48% as of December 31, 2023. We may have higher leverage in the near or mid-term if we identify attractive investment opportunities in advance of completing dispositions or raising additional equity.
We may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title in real property or interests in entities that own and operate real estate. If we make investments in listed and non-listed real estate and real estate-related companies, such investments will generally involve acquiring the assets of, or a controlling interest (whether by the way of share purchase, merger, partnership, joint venture or otherwise) in such entities. We may also purchase real estate-related debt and equity securities in those limited instances where doing so is conducive to completing a merger or acquisition of another entity.
We will generally make acquisitions of our real estate investments directly through our Operating Partnership or indirectly through limited liability companies or limited partnerships (including through our TRS (as described below)), or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties.
If the circumstances are appropriate, we might offer our securities to a seller in exchange for the acquisition of property.

Real Property Investments
We will continually evaluate various target property investments and engage in discussions and negotiations with sellers regarding our potential purchase of properties. If we believe that a reasonable probability exists that we will acquire a significant property or portfolio of properties (a “Significant Property Acquisition”), we will disclose the pending material terms of the Significant Property Acquisition in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K (a “Current Report”) after we have completed due diligence. We expect that this may occur following the signing of a purchase agreement for a Significant Property Acquisition and upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. The disclosure will also describe any significant improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending Significant Property Acquisition is consummated, also by means of a Current Report, if appropriate. The disclosure of any proposed Significant Property Acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the Current Report and any actual purchase.
Conditions to Closing Acquisitions
We perform a diligence review on each property that we purchase. As part of this review, we obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:
•	property surveys and site audits;
•	building plans and specifications;
•	soil reports, seismic studies and flood zone studies;
•	licenses, permits, maps and governmental approvals;
•	tenant leases and estoppel certificates;
•	tenant financial statements and information;
•	historical financial statements and tax statement summaries of the properties;
•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and
•	liability and title insurance policies.
Co-Ownership Real Estate Investments
We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures. Among other reasons, we may want to acquire properties through a co-ownership structure with third parties in order to take advantage of growth opportunities for our portfolio. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to utilize a particular co-ownership structure, our management will evaluate the subject real property under the same criteria described above. To the extent possible, we will attempt to obtain a right of first refusal or option to buy a property held by a co-ownership structure and allow such co-owners to exchange their interest for our Operating Partnership’s units or our common stock, or to sell their interest to us in its entirety.
Investments in Real Estate Debt and Equity Securities
We may invest in real estate debt and other securities to generate income and provide diversification to our portfolio and a source of liquidity for our share repurchase, cash management and other purposes.
While we are not currently investing in real estate debt, should we decide to invest in real estate debt, our focus would likely be on public and private real estate debt, including, but not limited to, CMBS, real estate-related corporate credit, mortgages, loans, mezzanine and other forms of debt, interests of collateralized debt obligations and collateralized loan obligation vehicles and equity interests in public and private entities that invest in real estate debt as one of their core businesses, and may also include preferred equity and derivatives. Our investments in real estate debt will be focused in the United States, but may also include investments issued or backed by real estate in other countries.
Our loan investments may include commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate and debt of companies in the business of owning and/or operating real estate-related businesses. Commercial mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property.
We do not intend to make loans to other persons.
While we are not currently investing in real estate-related equity securities, should we decide to invest in real estate-related equity securities, any such investments generally will focus on equity securities issued by public and private real estate companies and certain other securities, both registered and unregistered, with the primary goal of such investments being preservation of liquidity in support of distributions to our stockholders, while also seeking income, potential for capital appreciation and further portfolio diversification.
Issuance of Senior Securities
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Therefore, our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control. For more information regarding our preferred stock, including our Series A Preferred Stock, see Note 9 to our accompanying consolidated financial statements included in this Annual Report on Form 10-K.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders. During the fourth quarter of 2021, we embarked on a strategic plan to reduce our exposure to office and retail properties and increase our WALT by acquiring industrial manufacturing properties with the majority of the lease terms having 15+ years in duration. This plan was executed during 2022 and 2023, resulting in an increase in our industrial properties to 76% of our portfolio (expressed as a percentage of annualized base rent (“ABR”) as of December 31, 2023, and the extension of our WALT to approximately 14 years.
The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property.
Affiliate Transaction Policy
Our independent directors will review and approve (by majority vote) all matters the board of directors believes may involve a conflict of interest and will approve any transactions between us and our affiliates.
Share Repurchase Policies
We may engage in share repurchase programs as determined by our board of directors. On December 31, 2022, our board of directors authorized up to $15,000,000 in repurchases of our outstanding shares of Class C Common Stock and Series A Preferred Stock from January 1, 2023, through December 31, 2023 (the “2023 SRP”). Purchases made pursuant to the 2023 SRP have been made from time-to-time in the open market, in privately negotiated transactions or in any other manner as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases were determined by us in our discretion and were subject to economic and market conditions, stock price, applicable legal requirements and other factors. We discontinued this program on December 31, 2023.
Other Policies
We do not intend to engage in the investment in securities of other issuers for the purpose of exercising control or underwriting securities of other issuers.
Certain Transactions
It is Company policy that covered persons should be scrupulous in avoiding conflicts of interest with regard to the interests of the Company. A “conflict of interest” occurs when a Covered Person’s private interest interferes (or appears to interfere) in any material respect with the interests of, or his or her service to, the Company.
If any employee, officer or director learns through a source independent of the Company of a business opportunity in which the Company may be interested, the individual at his or her option may present the opportunity to the Company for its consideration (unless the individual is prevented from doing so by an obligation he or she owes to another person or organization). However, once a business opportunity is introduced to the Company, in order to avoid even the appearance of a conflict of interest, the Company has the right of first refusal regarding the opportunity.
The overarching principle is that the personal interest of a Covered Person should not be placed before the interest of the Company. Additionally, federal securities laws prohibit personal loans to directors and executive officers by the Company
Reporting Policy
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. These and any of these future filings with the SEC are and will be available to the public free of charge over the Internet at our website at www.modiv.com or through the SEC’s website at www.sec.gov. These filings are available promptly after we file them with, or furnish them to, the SEC.

ADDITIONAL PROPERTY INFORMATION
The following sets forth certain additional information with respect to our property in Carson, California, that generates rental income over 10% of our ABR, accounting for 11.0% of rental income for the year ended December 31, 2023.
We acquired the property on January 18, 2022, in an “UPREIT” unit transaction wherein the seller received 1,312,382 Class C OP Units at an agreed upon value of $25 per unit, accounting for approximately 47% of the property value and we repaid a $36,465,449 existing mortgage, including accrued interest, on the property. The property is leased to two tenants, Trophy of Carson, LLC, a KIA auto dealership (“Trophy”), and Outfront Media, LLC, an electronic billboard advertising company (“Outfront”). In the opinion of management, this property is adequately covered by insurance.
The lease with Trophy provides for an annual rent of $3,962,641 and an expiration date of January 17, 2047, subject to two five-year renewal options. The lease with Outfront provides for an annual rent of $285,833 and an expiration date of May 31, 2039.
Our Federal tax basis for the property is $22,375,790, with a depreciation rate of $280,645 per year on the straight-line method. We calculate depreciation on a 40-year timeline.
Operating and Occupancy Information
The property had 100% occupancy during each of 2022 and 2023, and the average effective rental per square foot was $50.13 and $53.49 in 2022 and 2023, respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of an investment in our securities. For purposes of this section, references to “Modiv,” “we,” “our” and “us” mean only Modiv Industrial, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Modiv and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general informational purposes only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in any securities offered by this prospectus and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:
•	financial institutions;
•	insurance companies;
•	real estate investment trusts;
•	regulated investment companies;
•	dealers in securities;
•	traders in securities that elect to use a mark-to market method of accounting for their securities holdings;
•	partnerships, other pass-through entities, trusts and estates;
•	persons who hold our stock on behalf of other persons as nominees;
•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;
•	Subchapter “S” corporations; and, except to the extent discussed below:
•	tax-exempt organizations; and
•	foreign investors.
This summary assumes that investors will hold their shares as a capital asset, which generally means as property held for investment.
For the purposes of this summary, a U.S. person is a beneficial owner of our shares who for U.S. federal income tax purposes is:
•	a citizen or resident of the United States;
•
a corporation (including an entity treated as corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. stockholder is a beneficial owner of our shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under

Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. stockholder is a beneficial owner of our shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.
The federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our shares will depend on the stockholder’s particular tax circumstances.
YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, INCOME AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.
Taxation of Modiv Industrial, Inc.
We elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2016.
In the opinion of Morris, Manning & Martin, LLP, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and Treasury regulations beginning with our taxable year ended December 31, 2016, and our ownership, organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code and Treasury regulations. Such opinion is based on various assumptions relating to our organization and proposed operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us or Morris, Manning & Martin, LLP that we will so qualify for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods.
Morris, Manning & Martin, LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions with respect to our satisfaction of the REIT requirements. Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.
Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.
•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “Prohibited Transactions.”

•
If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•
If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described in “ – Requirements for Qualification-General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms.
•
If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us.

•
We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our shares are held in record name by specified tax exempt organizations not subject to tax on unrelated business taxable income (“UBTI”) or non-U.S. sovereign investors.

•	The earnings of our subsidiaries, including our TRSs (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification-General
The Internal Revenue Code defines a REIT as a corporation, trust or association which has seven main attributes:
(1)	it is managed by one or more trustees or directors;

(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	it would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
(4)	it is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;
(5)	its beneficial ownership is held by 100 or more persons;
(6)
during the last half of each taxable year, not more than 50% in value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)
it elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	it meets other tests described below, including with respect to the nature of its income and assets.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT.
We believe that we have, and will continue to have as a result of the issuance of stock in prior offerings, sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law and of Our Charter and Bylaws-Restrictions on Ownership of Shares.”
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under Income Tests, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (See “Asset Tests”) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In addition to our Operating Partnership, we may invest in assets through joint ventures, partnerships and other co-ownership arrangements. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would be treated as partnerships for U.S. federal income tax purposes. The following is a summary of the U.S. federal income tax consequences of any investment by us in a property through a partnership or other non-corporate entity.

In general, for partnerships in which we invest, we are required to take into account our allocable share of income, gain, loss, deduction and credit for purposes of the various REIT gross income tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. We will be treated as owning our proportionate share of the assets in the partnership for purposes of certain REIT asset tests. Thus, our proportionate share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes) in which our Operating Partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. There is no guarantee that such allocable share of income and assets will be qualified for purposes of the REIT income and asset tests. Further, there can be no assurance that distributions from a partnership will be sufficient to pay the tax liabilities resulting from an investment in such partnership.
Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned-for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours-the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “Asset Tests” and “Income Tests.”
Taxable Corporate Subsidiaries. We have jointly elected with two of our wholly owned subsidiaries to treat such subsidiaries as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions. In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Internal Revenue Code in order to more clearly reflect the income of the TRS.

Income Tests
In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all safe harbor requirements set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.
We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under Taxation of REITs in General, even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities, mortgage loans and debt instruments (whether or not secured by real property) that are issued by a “publicly-offered REIT” (i.e., a REIT that is required to file annual periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.
Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.
Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly-offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly-offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).
Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities)

issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under Income Tests. In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:
(a)
The sum of (i) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction and (ii) 90% of the net income (after tax) if any from foreclosure property, minus

(b)	the sum of specified items of non-cash income.
In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.
To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “Taxation of Stockholders – Taxation of Taxable U.S. Stockholders.”
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes.
In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Elective Cash/Stock Dividends
On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly-offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Internal Revenue Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in Revenue Procedure 2017-45 are satisfied.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in Income Tests and Asset Tests.
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders (as defined below) that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Excess Inclusion Income
If we directly or indirectly acquire a residual interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in an REMIC), a portion of our income from such arrangements may be treated as “excess inclusion income.” We are required to allocate any excess inclusion income to our stockholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. Because this tax would be imposed on our company, however, unless we can recover the tax out of distributions to the disqualified organizations, all of our stockholders, including stockholders that are not disqualified organizations, would bear a portion of the tax cost.
Stockholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a regulated investment company, or a RIC, common trust fund or other pass-through entity, the stockholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (3) to hedge certain positions as described in Section 856I(5)(G)(iii) of the Internal Revenue Code, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.
From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.
Interest Expense Deductions
The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), generally imposes certain limitations on the ability of taxpayers to deduct net business interest expenses for federal income tax purposes for tax years beginning on or after January 1, 2018. However, the Tax Act provides an election whereby certain taxpayers engaged in a real estate trade or business, generally including for this purpose a REIT, may elect for this limitation not to apply. Taxpayers that make this election generally are not eligible for certain depreciation methodologies. We made this election when we filed our 2018 tax return and therefore the above limitations on interest expense deductions generally would not apply to us.
In addition, the above described limitations on net business interest expense deductions generally would be determined at the entity-level. As a result, the ability of our TRSs to deduct business interest expense for tax years beginning on or after January 1, 2018, may be subject to limitations under the Tax Act even if we make such an election.
Net Operating Losses
The Tax Act also generally restricts the ability of taxpayers to utilize net operating losses to no more than 80% of their taxable income and precludes them from carrying-back net operating losses to prior tax years.
Tax Aspects of Our Operating Partnership
In General. We will own all or substantially all of our assets through our Operating Partnership, and our Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.
Except in the case of subsidiaries that have elected REIT or TRS status, we expect that our Operating Partnership and its partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. As discussed above, for purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by our Operating Partnership, including our Operating Partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities.
Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If our Operating Partnership or one or more of its subsidiary partnerships or limited liability companies intended to be taxed as partnerships, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. This, in turn, could prevent us from qualifying as a REIT.
We believe that our Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of Our Operating Partnership” is based on such classification.
Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly-traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly-traded partnership” under Section 7704 of the Internal Revenue Code if interests in the partnership are traded on an established securities market or interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
A partnership will not be treated as a publicly-traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with fewer than 100 partners.
There is a risk that the right of a holder of Operating Partnership units to redeem the units for cash (or stock) could cause Operating Partnership units to be considered readily tradable on the substantial equivalent of a secondary market, and we may not be eligible for a safe harbor at all times. If our Operating Partnership is a publicly-traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted of and will consist of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income generally includes real property rents and other types of passive income.
Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in our Operating Partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704I of the Internal Revenue Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704I of the Internal Revenue Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.
Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20 % maximum federal rate) for qualified distributions received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:
•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);
•	distributions received by the REIT from TRSs or other taxable C corporations; or
•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
In addition, for taxable years that begin after December 31, 2017, and before January 1, 2026, U.S. stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends or dividends eligible for the preferential rates applicable to qualified dividends as described above), subject to certain limitations. Under final regulations issued by the IRS, in order to qualify for this deduction with respect to a dividend on our shares, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a stockholder’s holding period during any period in which the stockholder has diminished its risk of loss with respect to the shares). Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of Modiv Industrial, Inc. – Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20 % in the case of stockholders that are individuals, trusts and estates, and currently 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of Modiv Industrial, Inc. – Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed as ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate, currently 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain. In addition, all or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the stock within 30 days before or after the disposition.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Repurchases. A repurchase of our shares will be treated under Section 302 of the Internal Revenue Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code are satisfied with respect to any particular stockholder will depend upon the facts and circumstances existing at the time the determination is made, prospective stockholders are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Liquidating Distributions. Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. stockholder with respect to our shares will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust.” Each stockholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the stockholder. The U.S. federal income tax treatment of ownership of an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI for tax-exempt stockholders.
Medicare tax on unearned income. Certain U.S. stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our shares.
Taxation of Non-U.S. Stockholders
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where a non-U.S. stockholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, dividend income received in respect of our shares and gain from the sale of our shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. Additionally, non-U.S. stockholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our shares is not effectively connected to a U.S. trade or business of the non-U.S. stockholder and that the non-U.S. stockholder is not present in the U.S. for more than 183 days during any taxable year.
FIRPTA
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. stockholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.
In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our shares will not be a USRPI (i) if we are “domestically-controlled”, (ii) if our shares owned are of a class that is regularly traded on an established securities market and the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S. stockholder that is a “qualified shareholder” (as described below) or (iv) with respect to a selling non-U.S. stockholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of stock is held directly or indirectly by non-U.S. persons. On December 29, 2022, the U.S. Department of Treasury published in the Federal Register a notice of proposed rulemaking (the

“NPRM”), with proposed regulations under Section 897(h) of the Code setting forth a look-through test to determine whether a qualified investment entity, which would include a REIT, is domestically controlled. In particular, under the proposed regulations, in determining whether a REIT is domestically controlled, a REIT is required to look through any nonpublic domestic corporation if 25% or more of the corporation’s stock (by value) is owned by foreign persons. Domestic corporations that are either publicly traded or whose foreign ownership is less than 25% would not be subject to the look-through rule and thus would be treated as U.S. persons for purposes of testing domestic control of the underlying REIT. The comment period in response to the NPRM closed on February 27, 2023, and as of the date of this offering, the U.S. Department of Treasury has not finalized the NPRM. While we will use commercially reasonable measures to qualify as a domestically controlled qualified investment company, there can be no assurance that we will qualify as such. Our Class C Common Stock and Series A Preferred Stock is “regularly traded” on the NYSE. Non-U.S. Stockholders are urged to consult their tax advisors regarding the application of these rules.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.
Non-Dividend Distributions
A non-U.S. stockholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. stockholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. stockholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. stockholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. stockholder, and may be refundable to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability.
Capital Gain Distributions
Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. stockholder is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. stockholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 21% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. stockholder that is a corporation. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as capital gains dividends. Capital gains dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.
A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. Our Class C Common Stock and Series A Preferred Stock is “regularly traded” on the NYSE. Non-U.S. Stockholders are urged to consult their tax advisors regarding the application of these rules.
Dispositions of Our Shares. A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. stockholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.
To the extent our shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such stockholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to portion of the qualified shareholder’s shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our shares applying certain constructive ownership rules.
FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.
Repurchases and Liquidating Distributions. A repurchase of shares will be treated as a regular distribution or as a sale or exchange of the repurchased shares under the same rules of Section 302 of the Internal Revenue Code that apply to U.S. stockholders and which are discussed above under “Taxation of Taxable U.S. Stockholders.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a repurchase treated as a sale or exchange of our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a repurchase treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.
Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. stockholder with respect to our shares will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.
The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our shares if our shares are regularly traded on an established securities market, distributions in repurchases of our shares and liquidating distributions to non-U.S. stockholders will be treated as ECI and subject to 21% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. stockholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.
Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501I(7), I(9), I(17) and I(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning and disposing of our stock.
Backup Withholding and Information Reporting
We must report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.

Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.
FATCA
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax of 30% on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. stockholders who own shares of our stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. FATCA imposes a 30% withholding tax on dividends on our shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in our company.

DESCRIPTION OF CAPITAL STOCK
The following is a summary description of our capital stock, including shares of Class C Common Stock, the securities offered in this offering. This description is not complete and is qualified in its entirety by reference to the provisions of our charter and bylaws and the applicable provisions of the MGCL. Our charter and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).
General
Our charter authorizes us to issue up to 450,000,000 shares of stock, consisting of 300,000,000 shares of Class C Common Stock, par value $0.001 per share, 100,000,000 shares of Class S Common Stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares are designated as Series A Preferred Stock. Except as otherwise set forth in our charter, Class C Common Stock and Class S Common Stock have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption. The Class S Common Stock was issued to foreign investors when we were a non-traded REIT and was automatically converted to Class C Common Stock when we listed on the NYSE in February 2022. We do not have any plans to issue any new shares of Class S Common Stock. As of March 11, 2024, we had 9,172,755 shares of Class C Common Stock outstanding. The transfer agent, registrar and dividend payment agent for the Class C Common Stock is Computershare Trust Company, N.A.
Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock, voting together as a single class, can elect our entire board of directors.
Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of our common stock are entitled to receive such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of our common stock do not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference conversion (other than the Class S Common Stock in connection with the Listing), exchange, sinking fund, or appraisal rights.
Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorizes us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of stock, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.
Our Class C Common Stock is listed on the NYSE under the symbol “MDV.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The following table shows, as of March 11, 2024, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) beneficial owner of more than 5% of the outstanding shares of our common stock (2) each of our directors and executive officers; and (2) all of our directors and executive officers as a group.
Name	Shares of Common Stock Beneficially Owned(2)	Automatic Conversion of Class P OP Units to Class C OP Units(3)	Automatic Conversion of Class R OP Units to Class C OP Units(4)	Percent of Common Stock and OP Units Beneficially Owned(5)
Directors and Officers(1)
Aaron S. Halfacre(3)(4)	75,059	66,667	526,667.5	5.9%
Raymond J. Pacini(3)(4)	5,533	26,715	83,332.5	1.0%
John C. Raney(4)	2,170	—	63,332.5	*
Adam S. Markman	20,149	—	—	*
Curtis B. McWilliams	18,839	—	—	*
Thomas H. Nolan, Jr	20,044	—	—	*
Kimberly Smith	7,726	—	—	*
Connie Tirondola	7,490	—	—	*
All directors and executive officers as a group (9 persons)	157,010	93,382	673,332.5	8.1%
5% Shareholders
First City Investment Group, LLC(6)	1,312,382	—	—	14.3%
*	Less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is 200 S. Virginia Street, Suite 800, Reno, NV 89501.
(2)	None of the shares of common stock are pledged as security.
(3)
On December 31, 2019, Mr. Halfacre and Mr. Pacini were granted 40,000 and 16,029 units of Class P limited partnership interest in the Operating Partnership (“Class P OP Units”), respectively, which are vested and will automatically convert on March 31, 2024, into 1.6667 Class C OP Units for each Class P OP Unit, or 66,667 and 26,715 Class C OP Units, respectively. The Class C OP Units are exchangeable for shares of common stock on a 1-for-1 basis, or for cash, as solely determined by the Company.

(4)
On January 25, 2021, Mr. Halfacre, Mr. Pacini and Mr. Raney were granted 210,667; 33,333; and 25,333 Class R OP Units in the Operating Partnership, respectively, which are vested and will automatically convert on March 31, 2024, into 2.5 Class C OP Units for each Class R OP Unit based on the Company’s achievement of the FFO performance target of $1.05 per diluted share for the year ended December 31, 2023, as described in the Company’s Annual Report on Form 10-K. Upon the automatic conversion of the Class R OP Units, Mr. Halfacre, Mr. Pacini and Mr. Raney will receive 526,667.5; 83,332.5; and 63,332.5 Class C OP Units, respectively. The Class C OP Units are exchangeable for shares of common stock on a 1-for-1 basis, or for cash, as solely determined by the Company.

(5)
Based on 11,388,543 fully diluted shares of common stock outstanding, which includes 9,172,755 shares of common stock outstanding on March 11, 2024, plus 1,331,549 Class C OP Units at a conversion ratio of 1:1, plus 56,029 Class P OP Units at a conversion ratio of 1:1.6667 and 316,343 Class R OP Units at a conversion ratio of 2.5:1.

(6)
First City Investment Group, LLC obtained 1,312,382 Class C OP Units from Group of Trophy, LLC through an assignment on February 15, 2024. First City Investment Group, LLC exchanged 656,191 Class C OP Units for Class C Common Stock on February 16, 2024, and continues to hold 656,191 Class C OP Units. Group of Trophy, LLC obtained the 1,312,382 Class C OP Units on January 18, 2022, as partial consideration for the Company’s acquisition of the KIA auto dealership property in Carson, California.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our current directors and executive officers.
Name	Age	Positions
Aaron S. Halfacre	51	Chief Executive Officer, President and Director
Adam S. Markman	59	Chairman of the Board and Independent Director
Raymond J. Pacini	68	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
John Raney	43	Chief Operating Officer and General Counsel
Curtis B. McWilliams	68	Independent Director
Thomas H. Nolan, Jr.	66	Independent Director
Kimberly Smith	61	Independent Director
Connie Tirondola	66	Independent Director
Mr. Aaron S. Halfacre. Mr. Halfacre has served as our Chief Executive Officer and President and a member of our Board of Directors since January 2019 and has over 25 years of experience in the real estate industry. He also served as a Director of BRIX REIT, Inc. from January 2019 to April 2022. Mr. Halfacre previously served as Chief Executive Officer and a Director of Rich Uncles Real Estate Investment Trust I (“REIT I”) and Chief Executive Officer and a Manager of our former sponsor and former external advisor from January 1, 2019, through December 31, 2019. Mr. Halfacre has been involved in a myriad of REIT mergers and acquisitions transactions over the course of his career, totaling more than $17 billion in transaction value. From January 2018 to July 2018, Mr. Halfacre served as President of Realty Mogul, Co., a real estate crowdfunding platform, and its affiliates. From April 2016 to July 2021, Mr. Halfacre served as the Co-Founder of Persistent Properties, LLC, which owned and managed a multi-family portfolio. From July 2014 to March 2016, Mr. Halfacre served as President and Chief Investment Officer of Campus Crest Communities, Inc. (NYSE: CCG), a publicly-traded student housing REIT, where he was instrumental in the take-private sale to Harrison Street Real Estate Capital. From October 2012 to May 2014, Mr. Halfacre served as Senior Vice President and Head of Strategic Relations at Cole Real Estate Investments, Inc. (NYSE: COLE), a publicly traded net lease REIT and product sponsor (“Cole”). From November 2005 to December 2010, Mr. Halfacre served as the Chief of Staff and Head of Product Development of the real estate group at BlackRock (NYSE: BLK), a global investment management corporation. From June 2004 to November 2005, Mr. Halfacre served as director of investor relations for Green Street Advisors, Inc. (“Green Street”), a premier independent research and advisory firm concentrating on the commercial real estate industry in North America and Europe. Mr. Halfacre holds both Chartered Financial Analyst® and Chartered Alternative Investment Analyst® designations and earned his B.A. in Accounting from College of Santa Fe and an M.B.A. from Rice University. Our Board of Directors has concluded that Mr. Halfacre is qualified to serve as a director by reason of his extensive industry and leadership experience.
Mr. Raymond J. Pacini. Mr. Pacini has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2018 and as our Secretary since September 2019. Mr. Pacini previously served as Executive Vice President, Chief Financial Officer and Treasurer of REIT I and our former sponsor and former external advisor from April 2018 through December 31, 2019. He also served as Executive Vice President, Chief Financial Officer and Treasurer of BRIX REIT, Inc. from April 2018 to October 2019, for which he served as an independent director from November 2017 until April 2018. On January 29, 2020, Mr. Pacini was reappointed as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of BRIX REIT, Inc. and served in that role until April 2022. Mr. Pacini’s career as a financial executive spans over 40 years, including over 30 years of commercial and residential real estate experience. Prior to joining the Company, Mr. Pacini held senior leadership roles for a healthcare services company (Northbound Treatment Services, 2013-2018), a developer and homebuilder (California Coastal Communities, Inc. (NASDAQ: CALC), 1998-2011), and a commercial and residential development company (Koll Real Estate Group, Inc. (NASDAQ: KREG), 1993-1998). Mr. Pacini previously served as an independent director for a publicly traded natural resources company (Cadiz Inc. (NASDAQ: CDZI), 2005-2019) and a waste management company (Metalclad Corporation (NASDAQ: MTLC), 1999-2002). Mr. Pacini started his career with PricewaterhouseCoopers LLP and is a licensed CPA (inactive) in the state of Massachusetts. Mr. Pacini was also a National Association of Corporate Directors (NACD) Board Leadership Fellow from 2014 to 2021. Mr. Pacini received his B.A. in Political Science from Colgate University and his M.B.A. from Cornell University.

Mr. John C. Raney. Mr. Raney has served as our Chief Operating Officer since 2024 and as our General Counsel since 2020. He brings more than 12 years of legal experience in complex M&A transactions, debt and equity financings, and venture capital transactions. Prior to joining Modiv, Mr. Raney served as a partner at Acceleron Law Group, LLP and Massumi + Consoli LLP and held various roles at O’Melveny & Myers LLP and Latham & Watkins, LLP. Mr. Raney earned his B.A. at Boston College and holds a Juris Doctor from the UCLA School of Law, and also served as an M&A lecturer at the USC Gould School of Law.
Mr. Adam S. Markman. Mr. Markman was appointed Non-Executive Chairman of the Board in December 2021 and has served as an independent member of our Board of Directors since January 2019. Since August 2022, Mr. Markman has served as President and Chief Executive Officer of J. Jeffers & Co., a mission-driven investment group deploying capital to make positive environmental, social and governance impact across real estate platforms. Mr. Markman served as Executive Vice President, Chief Financial Officer and Treasurer of Equity Commonwealth (NYSE: EQC), a REIT primarily investing in office properties, from July 2014 to March 2021. Mr. Markman served as Managing Director of Green Street from 1994 to 2014. While at Green Street, Mr. Markman headed the firm’s consulting and advisory practice, played a key role in the firm’s investment arm for real estate investment trusts and previously led the firm’s retail and lodging research efforts. Mr. Markman has also served as a real estate consultant at Kenneth Leventhal & Co. Mr. Markman was a member of Green Street’s board of directors, currently sits on Mark IV Capital’s board of directors and is an adviser to Twin Rock Partner’s Housing Fund. He is also a member of the National Association of Real Estate Investment Trusts and the Urban Land Institute. Mr. Markman earned his M.B.A. in Finance/Real Estate from Columbia University and a B.A. from the University of California, Berkeley. Our Board of Directors has concluded that Mr. Markman is qualified to serve as an independent director by reason of his extensive experience in the real estate business.
Mr. Curtis B. McWilliams. Mr. McWilliams has served as an independent member of our Board of Directors since January 2019. Since April 2023, Mr. McWilliams is serving as the Independent Director of Kalera, Inc. as it continues to operate its business after filing for bankruptcy protection under Chapter 11 in April 2023. He previously served as the Interim Chief Executive Officer of Kalera AS from December 2021 to May 2022. Mr. McWilliams has served as the non-executive Chairman of the Board of directors of Ardmore Shipping Corporation (NYSE: ASC) since January 2019 and a director since January 2016. Mr. McWilliams was also Lead Director of Braemar Hotels & Resorts Inc. (NYSE: BHR) from November 2013 until July 2019 and continued to be a member of the board of directors and chair of the audit committee until April 2021 Mr. McWilliams was also an independent director of Campus Crest Communities, Inc. (NYSE: CCG) from May 2015 to March 2016. Mr. McWilliams is a real estate industry veteran with over 25 years of experience in finance and real estate. He retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in the role since 2007. Mr. McWilliams was also the President and Chief Executive Officer of Trustreet Properties Inc. (NYSE: TSY) from 1997 to 2007, and a director of the company from 2005 to 2007. He served on the board of directors and as the Audit Committee Chairman of CNL Bank from 1999 to 2004 and has over 13 years of investment banking experience at Merrill Lynch & Co. Mr. McWilliams holds an M.B.A., with a concentration in Finance, from the University of Chicago Graduate School of Business, and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University. Our Board of Directors has concluded that Mr. McWilliams is qualified to serve as an independent director by reason of his extensive experience in the real estate business and investment banking.
Mr. Thomas H. Nolan, Jr. Mr. Nolan has served as an independent member of our Board of Directors since January 2019. Mr. Nolan has been President of ConstructionBevy, a real estate related technology startup, since April 2021 and a Director since April 2022. Mr. Nolan has been a director of Elme Communities (NYSE: ELME, f/k/a WashREIT) since 2015. He previously served as Chairman of the board of directors and Chief Executive Officer of Spirit Realty Capital, Inc. (NYSE: SRC) from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. Mr. Nolan was a member of the senior management team that led GGP’s reorganization and emergence from bankruptcy, which included the restructuring of $15.0 billion in project-level debt, payment in full of all of GGP’s pre-petition creditors and the securing of $6.8 billion in equity commitments. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California Sur, Mexico. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Private Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan holds a B.B.A. from the University of Massachusetts, Amherst. Our Board of Directors has concluded that Mr. Nolan is qualified to serve as an independent director by reason of his extensive experience in the real estate business.
Ms. Kimberly Smith. Ms. Smith has served as an independent member of our Board of Directors since December 2021. From April 2014 to September 2018, she served in various senior legal roles for Prudential Financial, Inc. (NYSE: PRU), most recently as the Chief Legal Officer for Workplace Solutions, and Prudential Retirement from April 2017 to September 2018 before retiring. Prior to Prudential, from November 2010 to February 2014, Ms. Smith served in various senior legal roles for Cole (NYSE: COLE), most recently as Executive Vice President and General Counsel. While at Cole, she played an integral role in the company’s internalization of its external manager and subsequent listing on the NYSE, as well as structured several mergers and advised on the development and distribution of multiple non-listed REIT offerings. Ms. Smith also served as General Counsel for World Group Securities, Inc. (merged into Transamerica Financial Advisors) from 2008 to 2010, Deputy General Counsel for ING Americas from 2004 to 2007, Chief Counsel for ING Americas from 2001 to 2003, and she was a Partner with Sutherland Asbill & Brennan LLP (now Eversheds Sutherland) in the Financial Services practice group from 1996 to 2001. Ms. Smith earned her B.A. in History from the College of William & Mary and received her J.D. from Harvard Law School. Our Board of Directors has concluded that Ms. Smith is qualified to serve as an independent director by reason of her extensive experience in the financial services and real estate industries.
Ms. Connie Tirondola. Ms. Tirondola has served as an independent member of our Board of Directors since December 2021. Since July 2022, she has served as Managing Director for FTI Consulting (“FTI”), where she sources and manages accounting outsource solutions for real estate investment managers. From May 2020 to her appointment at FTI, she served as Executive Vice President for Citco Fund Services, where she managed client relationships for real estate, infrastructure and timber/agriculture funds. From June 2017 to May 2020, Ms. Tirondola was a Managing Director, Global Account Leader for CBRE (NYSE: CBRE) Accounting & Reporting Solutions where she oversaw the fund accounting and investment oversight process for outsourced relationships with large real estate asset managers. She also served as Managing Director, Head of Real Estate Fund Accounting in the U.S. for BlackRock Realty (NYSE: BLK) from June 2005 to June 2017, Vice President & Controller for Sentinel Real Estate Corporation from May 2004 to June 2005, Vice President & Controller for Olayan America Corporation from September 2002 to May 2004 and Senior Vice President, Investment Management for Prudential Financial Inc. (NYSE: PRU) from December 1984 to February 2002. Ms. Tirondola earned her B.A. in Accounting/Economics from Rutgers University and is a licensed Certified Public Accountant. Our Board of Directors has concluded that Ms. Tirondola is qualified to serve as an independent director by reason of her extensive experience in the real estate business, as well as her accounting and finance acumen.
Other Key Officers
Ms. Sandra G. Sciutto. Ms. Sciutto, age 63, has served as our Senior Vice President and Chief Accounting Officer since July 2018 and brings 34 years of real estate experience to our Company. Ms. Sciutto also served as Senior Vice President and Chief Accounting Officer for BRIX REIT, Inc. from July 2018 to April 2022, as Senior Vice President and Chief Accounting Officer for REIT I from July 2018 until December 2019 and as an independent director of BRIX REIT, Inc. from April 2018 until July 2018. From October 2016 to June 2018, Ms. Sciutto served as Chief Financial Officer for Professional Real Estate Services Inc., a privately held, full-service commercial real estate investment and operating company based in Orange County, California. From November 2012 to April 2016, Ms. Sciutto served as Chief Financial Officer and investment committee member for Shopoff Realty Investments, L.P., a real estate developer and real estate fund sponsor. From 1998 to 2012, Ms. Sciutto served as Chief Financial Officer of California Coastal Communities, Inc. (“CALC”, NASDAQ: CALC). From 1993 until 1998, Ms. Sciutto was the Controller of CALC and its predecessor companies Koll Real Estate Group, Inc. (NASDAQ: KREG) and The Bolsa Chica Company (NASDAQ: BLSA). Ms. Sciutto also has five years of experience as a certified public accountant with the accounting firm of KPMG LLP and is a licensed CPA (inactive) in the state of California. Ms. Sciutto earned her Bachelor of Science in Business Administration with a concentration in Accounting from Cal Poly State University, San Luis Obispo.
Mr. William R. Broms. Mr. Broms, age 45, has served as our Chief Investment Officer since September 2020 and brings 20 years of real estate experience to our Company. Mr. Broms previously served as our Senior Managing Director — Acquisitions from March 2018 until September 2020. Mr. Broms also served as the Chief Executive Officer and President of BRIX REIT, Inc. from October 2019 until April 2022. From February 2014 until March 2018, Mr. Broms founded and led Realty Dividend, LLC, an investment firm that developed net-lease assets and invested in single and multi-family properties. From August 2010 to February 2014, Mr. Broms served as Senior Director of Acquisitions at Cole (NYSE: COLE), where he directed the investment of sale-leaseback capital for leveraged buyouts and recapitalizations to corporations and private equity sponsors. From February 2007 to August 2010, Mr. Broms served as Director of Acquisitions at Realty Income Corporation (NYSE: O), a S&P 500 publicly-traded net-lease REIT. Mr. Broms holds a Bachelor of Science in Finance from the Geis College of Business at the University of Illinois and an M.B.A. from Regis University in Denver, Colorado.
Related Party Transactions and Certain Conflict Resolution Measures
In order to ameliorate the risks created by conflicts of interest, our Board of Directors has delegated certain responsibilities to our independent directors acting by majority vote. In general, an independent director is a person who is not one of our officers or employees or an officer or employee of one of our affiliates.
Acquisition parameters are established by our Board of Directors, including a majority of our independent directors, and potential acquisitions outside of these parameters require approval by our Board of Directors, including a majority of our independent directors.
On January 31, 2022, we acquired an industrial property and related equipment in Saint Paul, Minnesota that is planned to be used in indoor vertical farming for $8,079,000. The purchase price represented a 7.00% cap rate, and the property had a 20-year lease with annual rent escalations of 2.5%. We funded this acquisition with a portion of the proceeds from our September 2021 offering of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share. The tenant is Kalera, Inc., which was introduced to us by Curtis B. McWilliams, one of our independent directors. Since Mr. McWilliams was serving as an executive of Kalera AS, an affiliate of Kalera, Inc., at the time of the acquisition, all of the disinterested members of our Board of Directors approved this transaction. In April 2023, Kalera, Inc. filed a voluntary petition for bankruptcy relief under Chapter 11 of Title 11 of the United States Code, and Mr. McWilliams was appointed as Kalera Inc.’s independent director as the company continues to operate its business while in bankruptcy. Mr. McWilliams has recused himself from any matters that relate to our industrial property in Saint Paul, Minnesota that is leased to Kalera, Inc.
During June 2023, Kalera conducted an auction of all of its assets, and the sale of Kalera’s assets to the winning bidder, Kalera’s lender, was approved by the bankruptcy court on June 30, 2023. The sale of Kalera’s assets closed on September 29, 2023, and did not include its interest in the Company's lease for the Saint Paul, Minnesota property, which remained with Kalera. However, Kalera has not paid rent since February 2023. We drew on Kalera’s letter of credit for $282,765 in April 2023 to cover a portion of the unpaid rent.
On October 31, 2023, Kalera filed a motion with the bankruptcy court to reject the Company’s lease and abandon all of its property located at the premises effective as of October 31, 2023, subject to approval of the motion by the bankruptcy court. On November 21, 2023, the Company filed (i) a limited objection to retroactive rejection of its lease and (ii) a motion to compel Kalera to pay post-petition rent and related charges with the bankruptcy court. While the Company negotiated a settlement of these claims with Kalera’s counsel in December 2023, the Company is waiting for other parties to approve the settlement documentation. The settlement will need to be approved by the bankruptcy court. Kalera’s October 31, 2023, motion to reject the Company’s lease also remains subject to bankruptcy court approval.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
This discussion outlines our executive compensation policies and decisions as they relate to the Company’s named executive officers. The named executive officers for 2023, 2022 and 2021 were Aaron S. Halfacre, our Chief Executive Officer and President, and Raymond J. Pacini, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Messrs. Halfacre and Pacini received annual salaries of $250,000 and $275,000, respectively, during 2023, 2022 and 2021.
On January 25, 2021, the compensation committee of our Board of Directors recommended, and our Board of Directors approved, the grant of 210,667 restricted units of Class R limited partnership interest (the “Class R OP Units”) in Modiv Operating Partnership, LP, our operating partnership (the “Operating Partnership”), to Mr. Halfacre as equity incentive compensation for the next three years, and the grant of 33,333 Class R OP Units to Mr. Pacini as equity incentive compensation for the next three years.
On December 31, 2019, we entered into restricted units award agreements (each, an “Award Agreement”) with each of Messrs. Halfacre and Pacini regarding the grant of 40,000 units of Class P limited partnership interest in the Operating Partnership (the “Class P OP Units”) to Mr. Halfacre and 16,029 Class P OP Units to Mr. Pacini.
The Class P OP Units and Class R OP Units are intended to be treated as “profits interests” in the Operating Partnership, which are non-voting, non-dividend accruing, and are not able to be transferred or exchanged prior to the earlier of (1) March 31, 2024, (2) a change of control (as defined in the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership (as amended, the “OP Agreement”)), or (3) the date of the employee’s involuntary termination without cause (as defined in the relevant Award Agreement) (collectively, the “Lockup Period”).
Following the expiration of the Lockup Period, the Class P OP Units are convertible into units of Class C limited partnership interest in the Operating Partnership (the “Class C OP Units”) at a conversion ratio of 1.6667 Class C OP Units for each one Class P OP Unit.
Following the expiration of the Lockup Period, the Class R OP Units are convertible into Class C OP Units at a conversion ratio of 1:1, which conversion ratio increased to 2.5 Class C OP Units for each one Class R OP Unit when the Company achieved the performance hurdle of funds from operations (“FFO”) of $1.05, or more, per weighted average fully-diluted share outstanding for the year ended December 31, 2023.
Summary Compensation Table
The following table sets forth information with respect to compensation earned by the Company’s named executive officers for the years ended December 31, 2023, 2022 and 2021:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Aaron S. Halfacre Chief Executive Officer and President	2023	250,000	—	—	—	120,700	370,700
	2022	250,000	—	—	—	15,750	265,750
	2021	250,000	—	3,046,406	—	—	3,296,406
Raymond J. Pacini Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2023	275,000	250,000	—	—	20,700	545,700
	2022	275,000	200,000	—	—	19,050	494,050
	2021	275,000	200,000	594,994	—	—	1,069,994
(1)	Mr. Pacini’s cash bonus for 2023 was paid in October 2023 and February 2024, his cash bonus for 2022 was paid in January and February 2023, and his cash bonus for 2021 was paid in March 2022.
(2)
See the discussion above regarding the grant of Class R OP Units on January 25, 2021, which were valued based on an illiquid security with a $23.03 net asset value (“NAV”) per share as of the grant date. A discount of 15% was subtracted from the value of the Class R OP Units as of the grant date to reflect the illiquidity of the Class R OP Units. Because the Company achieved the performance hurdle for FFO of $1.05 per share for the year ended December 31, 2023, the Class R OP Units have vested and will automatically convert into Class C OP Units on March 31, 2024, at the maximum conversion ratio of 2.5 Class C OP Units for each one Class R OP Unit. The value of such Class R OP Units as of the grant date was $10,309,780 for Mr. Halfacre and $1,631,275 for Mr. Pacini. The Class C OP Units are exchangeable for shares of common stock on a one for one basis, or cash, as solely determined by the Company.

(3)
All other compensation includes (i) a relocation allowance of $100,000 paid to Mr. Halfacre during 2023, (ii) the Company’s matching 401(k) contributions of 6%, up to the maximum of $330,000, of an employee’s salary, bonus and relocation allowance, and (iii) a cell phone stipend of $75 per month for both Mr. Halfacre and Mr. Pacini which commenced in March 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the information with respect to outstanding equity awards held by our named executive officers as of December 31, 2023.
Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (1)	Market value of shares or units of stock that have not vested(1)
Aaron S. Halfacre	12/31/2019	40,000(2)	$993,334(2)
	1/25/2021	210,667(3)	$7,847,346(3)
Raymond J. Pacini	12/31/2019	16,029(2)	$398,054(2)
	1/25/2021	33,333(3)	$1,241,654(3)
(1)	All of the units vest on March 31, 2024.
(2)
See the discussion above regarding the grant of Class P OP Units. The market value of the Class P OP Units which were granted on December 31, 2019, reflects the Company’s common stock closing price on the NYSE of $14.90 per share on December 29, 2023, the last trading day of 2023, and reflects the conversion ratio of 1.6667 Class C OP Units for each one Class P OP Unit. The Class C OP Units are exchangeable for shares of common stock on a one for one basis, or cash, as solely determined by the Company.

(3)
See the discussion above regarding the grant of Class R OP Units. The market value above reflects the Company’s common stock closing price on the NYSE of $14.90 per share on December 29, 2023, the last trading day of 2023, and reflects the conversion ratio of 2.5 Class C OP Units for each one Class R OP Unit since the Company achieved the performance hurdles for FFO of $1.05 per share for the year ended December 31, 2023. The Class C OP Units are exchangeable for shares of common stock on a one for one basis, or cash, as solely determined by the Company.

Change in Control
In the event of a change in control, as defined in the Partnership Agreement, at any time on or after the date of grant, all restricted units which have not vested shall vest immediately.

Pay Versus Performance
The following table presents the Company’s pay versus performance disclosure as required by the SEC.
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Company Reported Net Income (Loss) ($)	Company Selected Performance Measure: AFFO ($)(5)
2023	370,700	5,883,375	545,700	1,464,832	$135.38	(8,696,261)	14,672,441
2022	265,750	(1,381,612)	494,050	137,365	$51.52	(4,511,318)	16,634,150
2021	3,296,406	3,137,313	1,069,994	1,029,302	N/A	(435,505)	11,449,814
(1)
Our principal executive officer (“PEO”) for the years ended December 31, 2023, 2022 and 2021 was Aaron S. Halfacre, our Chief Executive Officer and President. Our non-PEO named executive officer for the years ended December 31, 2023, 2022 and 2021 was Raymond J. Pacini, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer.

(2)
Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year in which Mr. Halfacre served as our PEO and Mr. Pacini served as our non-PEO named executive officer, as applicable.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Halfacre and Mr. Pacini is set forth following the footnotes to this table.

(4)
The cumulative total shareholder return for 2022 is based on the period from February 11, 2022, the date our common stock became listed on a national securities exchange, through December 31, 2022. The cumulative total shareholder return for 2023 is based on the period from December 31, 2022, through December 31, 2023.

(5)	A description of our use of AFFO as a performance measure is set forth below under “– Relationships Between Compensation Actually Paid and Financial Performance Measures.”
Reconciliation of Compensation Actually Paid Adjustments
Year	Summary Compensation Table Total ($)	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(1)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(2)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(3)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During the Fiscal Year ($)	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Year that Failed to Meet Applicable Conditions During Fiscal Year ($)	Plus Dividends or Other Earnings Paid on Stock Awards Not Otherwise Included in Total Compensation for the Fiscal Year ($)	Equals Compensation Actually Paid ($)
Mr. Halfacre
2023	370,700	—	—	5,512,675	—	—	—	—	5,883,375
2022	265,750	—	—	(1,647,362)	—	—	—	—	(1,381,612)
2021	3,296,406	(3,046,406)	3,061,766	(174,453)	—	—	—	—	3,137,313
Mr. Pacini
2023	545,700	—	—	919,132		—	—	—	1,464,832
2022	494,050	—	—	(356,685)	—	—	—	—	137,365
2021	1,069,994	(594,994)	597,994	(43,692)	—	—	—	—	1,029,302
(1)
Represents the grant date fair value of the 170,667 and 33,333 Class R OP Units granted to Messrs. Halfacre and Pacini, respectively, on January 25, 2021. See the discussion above regarding the grant of the Class R OP Units.

(2)	For 2022, represents the fair value as of March 31, 2022, of the 170,667 and 33,333 Class R OP Units granted to Messrs. Halfacre and

Pacini, respectively, on January 25, 2021. The fair value above for 2022 reflects the Company’s common stock closing price on the NYSE of $17.94 on March 31, 2022. The fair value was measured as of March 31, 2022, instead of December 31, 2021, because the Company’s common stock was not listed on a national securities exchange as of December 31, 2021. See the discussion above regarding the grant of the Class R OP Units.
(3)
For 2023, represents the change in fair value from December 31, 2022, to December 31, 2023, of (i) 210,667 Class R OP Units and 40,000 Class P OP Units granted to Mr. Halfacre in prior years and (ii) 33,333 Class R OP Units and 16,029 Class P OP Units granted to Mr. Pacini in prior years. The fair value as of December 31, 2023, reflects the Company’s common stock closing price on the NYSE of $14.90 per share on December 29, 2022, the last trading day of 2023. For 2022, represents the change in fair value from March 31, 2022, to December 31, 2022, of (i) 210,667 Class R OP Units and 40,000 Class P OP Units granted to Mr. Halfacre in prior years and (ii) 33,333 Class R OP Units and 16,029 Class P OP Units granted to Mr. Pacini in prior years. The fair value as of December 31, 2022, reflects the Company’s common stock closing price on the NYSE of $12.00 per share on December 30, 2022, the last trading day of 2022. For 2021, represents the change in fair value from December 31, 2020, to March 31, 2022, of (i) 40,000 Class R OP Units and 40,000 Class P OP Units granted to Mr. Halfacre in prior years and (ii) 16,029 Class P OP Units granted to Mr. Pacini in prior years. The fair value as of March 31, 2022, reflects the Company’s common stock closing price on the NYSE of $17.94 on March 31, 2022. The fair value was measured as of March 31, 2022, instead of December 31, 2021, because the Company’s common stock was not listed on a national securities exchange as of December 31, 2021. The fair value as of December 31, 2020, reflects the NAV per share of the Company’s common stock of $23.03 as of December 31, 2020, discounted by 15% to reflect the illiquidity of the Class R OP Units and Class P OP Units. See the discussion above regarding the grant of the Class R OP Units and the grant of the Class P OP Units.

Relationships Between Compensation Actually Paid and Financial Performance Measures
The calculation of compensation actually paid in each of the years shown reflects required adjustments to equity award valuations under SEC rules, which were in turn impacted by our stock price performance. Our compensation committee selected FFO per share as the measure used to determine the performance target for the three-year Class R OP Unit awards granted on January 25, 2021, and this measure was established before our common stock became listed on a national securities exchange in February 2022.
As discussed above, on March 31, 2024, the Class P OP Units are convertible into Class C OP Units at a conversion ratio of 1.6667 Class C OP Units for each one Class P OP Unit and the Class R OP Units are convertible into Class C OP Units at a conversion ratio of 2.5 Class C OP Units for each one Class R OP Unit. The Class C OP Units are exchangeable for shares of common stock on a one for one basis, or cash, as solely determined by the Company.
FFO is a measure promulgated by the National Association of Real Estate Investment Trusts (“Nareit”) in order to provide a more complete understanding of the operating performance of a REIT. FFO is defined as net income or loss computed in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.
Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation, deferred rent, amortization of in-place lease valuation intangibles, deferred financing fees, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-offs of transaction costs and other one-time transactions. We also believe that AFFO is a recognized measure of sustainable operating performance of the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Compensation Actually Paid and Total Stockholder Return
The decrease in the fair value of outstanding and unvested stock awards granted in prior years reported in column 5 of the reconciliation table above for 2022 is less than the decline in the price of our common stock since our initial listing on the NYSE on February 11, 2022, because the fair value of outstanding and unvested stock awards as of December 31, 2021, reported in our 2022 proxy statement was based on the closing price of our common stock on the NYSE of $17.94 on March 31, 2022. There is no meaningful comparison for 2021 since our common stock was not listed on a national securities exchange until February 2022.
Compensation of Independent Directors
During 2023, each of our non-officer directors was compensated as follows: (i) annual retainer of $40,000 (paid in quarterly installments) payable in cash; (ii) an annual stock grant of $50,000 (paid in quarterly installments) payable in shares of our common stock; (iii) a monthly fee of $2,500 payable quarterly to our Non-Executive Chairman; and (iv) annual committee chair fees of $10,000 for each of the chairs of the audit, compensation and nominating and corporate governance committees, payable in shares of our common stock. The shares issued to directors are restricted securities issued in private transactions in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(a)(2) thereof, and the Company has not agreed to file a registration statement with respect to registration of the shares to the directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.
Non-Officer Director Compensation
The following table sets forth information with respect to compensation earned by or awarded to each non-officer director who served on the Board during the fiscal year ended December 31, 2023. The amounts of the stock awards represent the aggregate grant date fair value of the stock awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.
Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Asma Ishaq(1)	$20,000	$25,000	$—	$45,000
Adam S. Markman	$70,000	$60,000	$—	$130,000
Curtis B. McWilliams	$40,000	$60,000	$—	$100,000
Thomas H. Nolan, Jr.	$40,000	$60,000	$—	$100,000
Kimberly Smith	$40,000	$50,000	$—	$90,000
Connie Tirondola	$40,000	$50,000	$—	$90,000
(1)	Ms. Ishaq resigned from the Board effective August 8, 2023.

Compensation Committee Interlocks and Insider Participation
Mr. McWilliams, Mr. Nolan and Ms. Ishaq were compensation committee members in 2023. No member of the compensation committee during 2023 is or has been an executive officer of the Company, and no member of the compensation committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the compensation committee during 2023.
Change in our Certifying Accountant in 2023
On March 30, 2023, the Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, replacing Baker Tilly US, LLP (“Baker Tilly”), the Company’s former independent registered public accounting firm. Baker Tilly was notified of this decision on March 30, 2023.
In deciding to engage Grant Thornton, the Audit Committee reviewed auditor independence and any existing commercial relationships with Grant Thornton and concluded that Grant Thornton has no commercial relationships with the Company that would impair its independence. During the fiscal years ended December 31, 2022 and 2021, and during the interim period from January 1, 2023 through March 30, 2023, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Grant Thornton on the Company’s financial statements, and Grant Thornton did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The reports of Baker Tilly regarding the Company’s financial statements as of and for the years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2022 and 2021, and during the interim period from January 1, 2023, through March 30, 2023, the date of Baker Tilly’s dismissal, there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to such disagreement in its reports.

INDEMNIFICATION AND LIMITATION OF DIRECTORS’ AND OFFICERS’ LIABILITY
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law against all expenses and liabilities. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS
Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby. Certain legal matters and certain federal income tax matters have been passed upon for us by Morris, Manning & Martin, LLP.
EXPERTS
The audited consolidated financial statements and schedule for the year ended December 31, 2023, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements as of and for the year ended December 31, 2022, and the related financial statement schedule as of December 31, 2022, incorporated in this prospectus by reference from the Modiv Industrial, Inc. Annual Report on Form 10-K have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents listed below comprise the incorporated documents:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.
(b)
Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023, solely with respect to the information under the caption “Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended June 30, 2023.”

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to Modiv Shareholder Relations at 200 S. Virginia Street, Reno, Nevada, 89501, or contact our offices at (888) 686-6348.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at http://www.modiv.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

Prospectus
Distribution Reinvestment Plan
Class C Common Stock
We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation.
This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.
March 12, 2024

APPENDIX A
MODIV INC.
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
Modiv Inc., a Maryland real estate investment trust (the “Company”), has adopted a Second Amended and Restated Distribution Reinvestment Plan (the “DRP”) applicable to outstanding shares of its Class C common stock (the “Shares”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.
1. Number of Shares Issuable. The number of Shares authorized for issuance under the DRP is 50,000,000.
2. Participants. “Participants” are holders of the Company’s Shares who elect to participate in the DRP.
3. Distribution Reinvestment. The Company or its appointed third-party administrator will apply all of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. Participants will pay a $0.05 per share processing fee for each Share purchased through the DRP. The Company will pay all other costs of administration of the DRP.
4. Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company or its appointed third-party administrator. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company board of directors.
5. Purchase of Shares. Participants will acquire Shares at a price that depends on whether the Company issues new Shares to Participants or the Company or any third-party administrator obtains Shares to be issued to Participants by purchasing them in the open market. The purchase price for Shares issued directly by the Company will be 97% (or such other discount as may then be in effect) of the Market Price (as defined below) of the Shares. This discount is subject to change from time to time, in the Company’s sole discretion, but will be between 0% to 5% of the Market Price. The Company will advise Participants through a press release of any change in the applicable discount at least 30 days prior to the effective date of the change. The purchase price for Shares that the Company or any third-party administrator purchases from parties other than the Company, either in the open market or in privately negotiated transactions, will be 100% of the “average price per share” (as described below) actually paid for such Shares, excluding any processing fees. The Company is not required to provide any notice to Participants as to the source of the Shares to be issued under the DRP.
Determination of “Market Price” and “Average Price Per Share.” For purposes of the calculation of the DRP purchase price for new Shares issued directly by the Company, “Market Price” is equal to the average of the daily high and low sales prices, computed to four (4) decimal places on a daily basis, of the Shares on the New York Stock Exchange (“NYSE”) during the five (5) days on which the NYSE is open and for which trades in the Shares are reported immediately preceding the date Shares are issued pursuant to the DRP, or, if no trading occurs in the Shares on one or more of such days, for the five (5) days immediately preceding such DRP issuance date for which trades are reported. In the event there is no trading in the Shares, or if for any reason the Company or any third-party administrator have difficulty in determining the price of Shares to be issued under the DRP, then the Company, in consultation with any third-party administrator, will use such other public report or sources as the Company deems appropriate to determine the market price.
For purposes of the calculation of the DRP purchase price for Shares purchased from parties other than the Company, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed up to six (6) decimal places, for all of the Shares purchased with all Participants’ reinvested Distributions.
Administrator’s Control of Purchase Terms. When open market purchases are made by a third-party administrator, these purchases may be made on any securities exchange where the Shares are traded, in the
A-1

over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the third-party administrator agrees. The Company does not, and Participants will not, have any authorization or power to direct the time or price at which Shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the third-party administrator. However, when open market purchases are made by such administrator, the administrator will use its reasonable efforts to purchase the shares at the lowest possible price. The Company may select, in its sole discretion, any third party to serve as the administrator of the DRP.
Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s Charter.
6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.
7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the Company’s board of directors determines otherwise.
8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.
9. Termination by Participant. A Participant may terminate participation in the DRP at any time by notifying the Company’s third-party administrator. Any transfer of Shares by a Participant will terminate participation in the DRP with respect to the transferred Shares.
10. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing to Participants.
11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.
12. Governing Law. The DRP shall be governed by the laws of the State of Maryland.
A-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.	Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of $100,000,000 of shares of our common stock, except the SEC’s registration fee.
SEC Registration Fee	$10,910(1)
Printing and Postage Expenses	5,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	60,000
Total expenses	$105,910
(1)	All applicable registration fees were paid at the time of the initial Form S-3 (Registration No. 333-252321).
Item 33.	Recent Sales of Unregistered Securities
During the years ended December 31, 2023 and 2022, we issued 22,153 and 21,791 shares of Class C Common Stock, respectively, to our independent directors for their services as board members. Such issuances were made in reliance on the exemption from registration under Rule 4(a)(2) of the Securities Act.
Item 34.	Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The Maryland General Corporation Law (MGCL) requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and
•
a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with our current directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Item 36.	Financial Statements and Exhibits
(a) The following financial statements are incorporated into this Registration Statement and the prospectus included herein by reference:
•	See Index to Consolidated Financial Statements at page F-1 of our Annual Report on Form 10-K for the year ended December 31, 2023;
•	The unaudited pro forma condensed consolidated statements of operations contained in our Quarterly report on Form 10-Q for the quarter ended September 30, 2023; and
(b) The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K):
Exhibit	Description
3.1
Articles of Amendment and Restatement of Modiv Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on July 8, 2021)

3.2
Articles of Amendment to the Articles of Amendment and Restatement of Modiv Inc. changing its name to Modiv Industrial, Inc. (incorporated by reference to Exhibit 3.4 to our Quarterly Report on Form 10-Q (File No. 001-40814) filed with the Securities and Exchange Commission on August 14, 2023

3.3
Second Amended and Restated Bylaws of Modiv Inc., adopted on March 9, 2023 (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 13, 2023)

3.4
Articles Supplementary designating 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on September 17, 2021)

4.1	Second Amended and Restated Distribution Reinvestment Plan (Class C Common Stock) (included as Appendix A to the prospectus)
5.1
Opinion of Venable LLP as to legality of securities (incorporated by reference to Exhibit 5.1 to our Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on January 22, 2021)

8.1*	Opinion of Morris, Manning & Martin, LLP

Exhibit	Description
10.1
Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, dated February 1, 2021 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission of February 1, 2021)

10.2
First Amendment to Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on September 17, 2021)

10.3
Second Amendment to Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, dated December 21, 2022 (incorporated by reference to Exhibit 10.3 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 13, 2023)

10.4
Third Amendment to Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, dated December 29, 2023 (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 7, 2024)

10.5
Fourth Amendment to Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, dated January 23, 2024 (incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 7, 2024)

10.6+
Restricted Units Award Agreement dated as of December 31, 2019 between RW Holdings NNN REIT Operating Partnership, LP, and Aaron S. Halfacre (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

10.7+
Restricted Units Award Agreement dated as of December 31, 2019 between RW Holdings NNN REIT Operating Partnership, LP, and The Raymond J. Pacini Trust u/a/d 5/3/01, Raymond J. Pacini, Trustee (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on December 31, 2019)

10.8+
Restricted Units Award Agreement dated as of January 25, 2021 between Modiv Operating Partnership, LP and Aaron S. Halfacre (incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 31, 2021)

10.9+
Restricted Units Award Agreement dated as of January 25, 2021 between Modiv Operating Partnership, LP and The Raymond J. Pacini Trust u/a/d 5/3/01, Raymond J. Pacini, Trustee (incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K (File No. 000-55776) filed with the Securities and Exchange Commission on March 31, 2021)

10.10+
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-55776) filed with the Securities and Exchange Commission on August 2, 2021)

10.11
Contribution Agreement between Trophy of Carson Real Estate LLC and Modiv Operating Partnership, LP dated January 13, 2022 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on January 20, 2022)

10.12
First Amendment to Contribution Agreement Between Trophy of Carson Real Estate LLC and Modiv Operating Partnership, LP dated March 22, 2022 (incorporated by reference to Exhibit 10.18 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 23, 2022)

10.13
Kia – Carson, CA Lease Agreement as of January 18, 2022, by and between MDV Trophy Carson CA LLC and Trophy of Carson LLC for the property located at 22020 Recreation Rd., Carson, California (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on January 20, 2022)

10.14
Credit Agreement dated as of January 18, 2022 by and among Modiv Operating Partnership, LP, as the borrower, KeyBank National Association, the other lenders which are parties to the agreement, and other lenders that may become parties to the agreement, KeyBank National Association, as the agent, BMO Capital Markets, Truist Bank and The Huntington Bank, as co-syndication agents, and

Exhibit	Description

KeyBanc Capital Markets Inc., BMO Capital Markets, Truist Securities, Inc. and The Huntington Bank, as joint-lead arrangers (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on January 20, 2022)

10.15
First Amendment to Credit Agreement dated October 21, 2022 between Modiv Operating Partnership, LP, as the borrower, KeyBank National Association, the other lenders which are parties to the agreement, and other lenders that may become parties to the agreement, KeyBank National Association, as the agent, First Financial Bank, Truist Bank and The Huntington Bank, as co-syndication agents, and KeyBanc Capital Markets Inc., First Financial Bank, Truist Securities, Inc. and The Huntington National Bank, as joint-lead arrangers for the expanded Credit Facility (incorporated by reference to Exhibit 10.13 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 13, 2023)

10.16
Second Amendment to Credit Agreement dated December 20, 2022 between Modiv Operating Partnership, LP, as the borrower, KeyBank National Association, the other lenders which are parties to the agreement, and other lenders that may become parties to the agreement, KeyBank National Association, as the agent, First Financial Bank, Truist Bank and The Huntington Bank, as co-syndication agents, and KeyBanc Capital Markets Inc., First Financial Bank, Truist Securities, Inc. and The Huntington National Bank, as joint-lead arrangers for the expanded Credit Facility (incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 13, 2023)

10.17
Unconditional Guaranty of Payment and Performance of Modiv Operating Partnership, LP under the Credit Agreement dated January 18, 2022 with KeyBank and other lenders by Modiv Inc. and certain subsidiary guarantors (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-261529) filed with the Securities and Exchange Commission on February 10, 2022)

10.18
Agreement of Purchase and Sale (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 001-40814) filed with the Securities and Exchange Commission on November 13, 2023)

10.19
First Amendment to Agreement of Purchase and Sale (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on January 2, 2024)

16.1
Letter from Baker Tilly US, LLP, dated March 30, 2023 (incorporated by reference to Exhibit 16.1 to our Quarterly Report on Form 8-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 31, 2023)

21.1
Subsidiaries of Modiv Industrial, Inc. (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K (File No. 001-40814) filed with the Securities and Exchange Commission on March 7, 2024)

23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Baker Tilly US, LLP
23.3*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
23.4	Consent of Venable LLP (included in Exhibit 5.1)
24.1
Power of Attorney for Aaron S. Halfacre, Raymond J. Pacini, Sandra G. Sciutto, Adam S. Markman, Curtis B. McWilliams and Thomas H. Nolan, Jr. (incorporated by reference to Exhibit 24.1 to our Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on January 22, 2021)

24.2
Power of Attorney for Kimberly Smith (incorporated by reference to Exhibit 24.3 to our Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on February 15, 2022)

24.3
Power of Attorney for Connie Tirondola (incorporated by reference to Exhibit 24.4 to our Registration Statement on Form S-3 (File No. 333-252321) filed with the Securities and Exchange Commission on February 15, 2022)

101*	XBRL
107	Filing Fee Table
*	Filed herewith.

**
Furnished herewith. In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.

+	Indicates management or compensatory plan.
Item 37.	Undertakings
The undersigned registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above and this clause (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 12th day of March, 2024.
MODIV INDUSTRIAL, INC.
By:	/s/ AARON S. HALFACRE
Aaron S. Halfacre Chief Executive Officer, President and Director (principal executive officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Aaron S. Halfacre	Chief Executive Officer, President and Director (Principal Executive Officer)	March 12, 2024
Aaron S. Halfacre

/s/ Raymond J. Pacini	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	March 12, 2024
Raymond J. Pacini

/s/ Sandra G. Sciutto	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 12, 2024
Sandra G. Sciutto

*	Chairman of the Board and Independent Director	March 12, 2024
Adam S. Markman

*	Independent Director	March 12, 2024
Curtis B. McWilliams

*	Independent Director	March 12, 2024
Thomas H. Nolan, Jr.

*	Independent Director	March 12, 2024
Kimberly Smith

*	Independent Director	March 12, 2024
Connie Tirondola

* By:	/s/ Raymond J. Pacini
Raymond J. Pacini